ROSS MILLER
SEAL  Secretary of State
      204 North Carson Street, Ste. 1
      Carson City, Nevada 89701-4288
      (775) 584 5708
      Website: secretaryofstate.btz

                                  ----------------------------------------------
                                  Filed in the office of    Document Number
                                  /s/ ROSS MILLER           20080088652-09
                                  ---------------           --------------------
                                  Ross Miller               Filing Date and Time
                                  Secretary of State        02/06/2008   3:15 PM
                                  State of Nevada           --------------------
                                                            Entity Number
                                                            C7270-1999
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      CERTIFICATE OF AMENDMENT
(PURSUANT TO NRS 78.385 AND 78.390)
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USE BLACK INK ONLY o DO NOT HIGHLIGHT         ABOVE SPACE IS FOR OFFICE USE ONLY

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
         (PURSUANT TO NRS 78.385 AND 78.390 -- AFTER ISSUANCE OF STOCK)

1. Name of corporation: GREM USA

2. The articles have been amended as follows
   (provide article numbers, if available):
                                            Authorized Capital:
                                            4,990,000,000 Shares Common Stock
                                               10,000,000 Shares Preferred Stock
                                            WITH PAR VALUE OF $.001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at lease a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 62.3

4. Effective date of filing (optional):

5. Officer Signature (Required): /S/ EDWARD R. MEIRS
                                 -------------------------

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

THIS FOR MUST BE ACCOMPANIED BY APPROPRIATE FEES.

                                                       Nevada Secretary of State

     ROSS MILLER
SEAL  Secretary of State
      204 North Carson Street, Ste. 1
      Carson City, Nevada 89701-4288
      (775) 584 5708
      Website: secretaryofstate.btz

                                  ----------------------------------------------
                                  Filed in the office of    Document Number
                                  /s/ ROSS MILLER           20070126607-51
                                  ---------------           --------------------
                                  Ross Miller               Filing Date and Time
                                  Secretary of State        02/22/2007   4:35 PM
                                  State of Nevada           --------------------
                                                            Entity Number
                                                            C7270-1999
                                  ----------------------------------------------
------------------------------------
  CERTIFICATE OF CHANGE PURSUANT
         TO NRS 78.209
------------------------------------

USE BLACK INK ONLY o DO NOT HIGHLIGHT         ABOVE SPACE IS FOR OFFICE USE ONLY

               CERTIFICATE OF CHANGE FILED PURSUANT TO NRS 78-209
                         FOR NEVADA PROFIT CORPORATIONS

1. Name of corporation:
   GREM USA

2. The board of directors have adopted a resolution pursuant to NRS 78-209 and have obtained any required approval of the shareholders.

3. The current number of authorized shares at the par value, if any, of such class or series, if any, of shares before the change:
   5,000,000,000 par value .001 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
   5,000,000,000 par value .001 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series

One share for every four shares outstanding. We are doing a four to one split while maintaining authorized shares at 5,000,000,000.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise estimated to a fraction of a share and the percentage of outstanding shares affected thereby:

7. Effective date of filing (optional):

8. Officer Signature: /s/ EDWARD MEIRS
                      ----------------------- President

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

THIS FOR MUST BE ACCOMPANIED BY APPROPRIATE FEES.

                                                       Nevada Secretary of State

                      SHAREHOLDER'S RESOLUTION AUTHORIZING
                   REVERSE STOCK SPLIT AND AMENDING ARTICLES
                                OF INCORPORATION

WHEREAS, it is deemed desirable and in the best interest of the corporation that the Shareholders take the following actions;

WHEREAS, GREM USA's Board of Directors expects that a reverse stock split will result in a higher price per share of its stock and that a lower number of total shares outstanding should help to increase the marketability of the stock to potential new investors;

WHEREAS, it is necessary to amend the corporation's Articles of Incorporation in order to accomplish the reverse stock split;

NOW THEREFORE BE IT RESOLVED, that the majority of Shareholders hereby consent to, approve, and adopt the following;

That the Corporation reduce the number of shares outstanding by a reverse stock split granting one new shares for every four shares currently outstanding and direct the Transfer Agent to adjust for any partial share coverage. The Corporation is also maintaining total authorized shares at $5,000,000,000.

RESOLVED FURTHER, the Articles of Incorporation be amended accordingly;

RESOLVED FURTHER, that the Board of Directors and Officers of the corporation be given the authority to take any and all actions necessary to accomplish the reverse stock split and amending of the Articles of Incorporation.

DATED: 02/20/07



/s/ EDWARD MEIRS
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